BAGELL, JOSEPHS & COMPANY, L.L.C.

Certified Public Accountants

Securities and Exchange Commission

Washington, DC 20549

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ladies and Gentlemen:

We have issued our report dated February 22, 2005, accompanying the financial statements of Planning Force, Inc. on Form SB-2 as of December 31, 2004, and for the period August 31, 2004 (Inception) through December 31, 2004.  We hereby consent to the incorporation by reference of said report on the Registration Statement of Planning Force, Inc. on Form SB-2.

Signed,

/s/ Bagell, Josephs & Company, L.L.C.

May 24, 2005